                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20649
                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 7, 1998

                          AMF BOWLING WORLDWIDE, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                   001-12131                 13-3873272
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              file Number)           Identification No.)

         8100 AMF Drive, Richmond, Virginia                      23111
      (Address of principal executive offices)                 (Zip Code)

                                      N/A
         (Former name or former address, if changed since last report)
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Item 5.    Other Events

In its Quarterly Report on Form 10-Q for the quarterly period ended on September 30, 1998, AMF Bowling Worldwide, Inc. reported that AMF Bowling Products, Inc. is in litigation with Harbin Hai Heng Bowling Entertainment Co. Ltd. ("Hai Heng") in the Harbin Intermediate People's Court in Heilongiiang, China.

In connection with such litigation, on November 6, 1998, the Harbin Intermediate People's Court awarded Hai Heng approximately $3.5 million. The Company intends to continue its vigorous defense of Hai Heng's claims and intends to appeal such judgment. Management does not believe that the ultimate outcome of the action will have a material adverse impact on the financial position of the Company.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 1998                   AMF BOWLING WORLDWIDE, INC.

                                         By: /s/ Stephen E. Hare
                                             ---------------------------------
                                             Stephen E. Hare
                                             Acting Chief Executive Officer,
                                             Executive Vice President, Chief
                                             Financial Officer and Treasurer